Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of uKarma Corporation (the “Company”) on Form 10-KSB for the year ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bill Glaser, Chief Executive Officer (Principal Executive Officer) and Interim Financial Officer (Principal Financial and Accounting Officer) of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. ss..1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Bill Glaser
Bill Glaser
Chief Executive Officer (Principal Executive Officer) and Interim Chief Financial Officer (Principal Financial and Accounting Officer)
April 15, 2008

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.